As filed with the Securities and Exchange Commission on November 21, 2018

Registration No. 333-129879

Registration No. 333-144349

Registration No. 333-217185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-129879

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-144349

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-217185

UNDER

THE SECURITIES ACT OF 1933

KMG CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	75-2640529
(State of	(IRS Employer
Incorporation)	Identification No.)

300 Throckmorton Street

Fort Worth, Texas 76102

(817) 761-6100

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

H. Carol Bernstein

Vice President, Secretary and General Counsel

870 North Commons Drive

Aurora, Illinois 60504

(630) 375-5461

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (each, a “Registration Statement”, and collectively, the “Registration Statements”)  filed by KMG Chemicals, Inc., a Texas corporation (“KMG”), with the Securities and Exchange Commission:

•                  Registration Statement No. 333-129879 on Form S-3 filed on November 22, 2005, as amended on December 22, 2005, registering 1,210,000 shares of common stock, par value $0.01 per share, of KMG (“Common Stock Shares”).

•                  Registration Statement No. 333-144349 on Form S-3 filed on July 5, 2007, registering 1,000,000 Common Stock Shares.

•                  Registration Statement No. 333-217185 on Form S-3 filed on April 7, 2017, registering an indeterminate number of Common Stock Shares, debt securities, shares of preferred stock, depositary shares, and warrants of KMG having an aggregate initial offering price not to exceed $200,000,000 to be issued from time to time.

KMG entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 14, 2018, by and among KMG, Cabot Microelectronics Corporation, a Delaware corporation, and Cobalt Merger Sub Corporation, a Texas corporation and a wholly owned subsidiary of Cabot Microelectronics (“Merger Sub”), pursuant to which Merger Sub merged with and into KMG (the “Merger”), with KMG surviving the Merger as a wholly owned subsidiary of Cabot Microelectronics upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on November 15, 2018.

In connection with the Merger, KMG is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by KMG to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, KMG hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Illinois, on November 21, 2018. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.

KMG CHEMICALS, INC.

By:	/s/ H. Carol Bernstein
H. Carol Bernstein
Vice President, Secretary and General Counsel

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